SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2003

                                 OSTEOTECH, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                  0-19278                  13-3357370
(State or other jurisdiction     (Commission file       (IRS Identification No.)
       of incorporation)              Number)

              51 James Way, Eatontown, New Jersey                07724
           (Address of principal executive offices)           (Zip Code)

Registrant's telephone number, including area code (732) 542-2800


--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

                              Item 5. Other Events

Osteotech, Inc. announced today that it has reached an agreement in principle with GenSci to settle Osteotech's claim against GenSci arising out of the patent lawsuit in which GenSci was found to have infringed certain of Osteotech's patents. The jury awarded Osteotech a verdict for $17.5 million which was reduced by $3 million due to a previous settlement with DePuy who also had been a defendant in the case. As a result of the jury verdict, GenSci filed for bankruptcy in December, 2001 and was required by the bankruptcy court to cease manufacture, sale and distribution of the offending products no later than September 16, 2002, which, according to GenSci, they did.

The settlement, which requires approval and confirmation of the GenSci Plan of Reorganization by the bankruptcy court, is for an aggregate of $7.5 million. Among other things, the settlement requires GenSci to pay Osteotech $1 million upon approval of the settlement by the bankruptcy court and to pay the balance of $6.5 million in 20 equal quarterly payments of $325,000 each plus interest at the federal judgment rate as measured at the end of each quarter, to a maximum of 3% per annum. The settlement is further contingent upon GenSci's ability to provide Osteotech an irrevocable letter of credit, or such other form of security acceptable to Osteotech, in the amount of $5 million and a security interest in its assets to secure the remaining balance of $1.5 million, which will be subordinated only to financing, if any, that GenSci may receive from a bank or other institutional lender.

The settlement is also contingent upon Osteotech's verification of GenSci's claim that its new products do not infringe any claims of Osteotech's patents. If Osteotech is able to verify GenSci's claim, it will issue a covenant to GenSci not to sue it for infringing any of Osteotech's existing patents so long as they do not change the formulation of their new products, in the future, in a manner that will then result in those products, or any future new products, infringing Osteotech's patents. Additionally, Osteotech and GenSci have agreed to dismiss all other litigation that is currently pending between them.

Certain statements made throughout this filing that are not historical facts contain forward-looking statements (as such are defined in the Private Securities Litigation Reform Act of 1995) regarding the Company's future plans, objectives and expected performance. Any such forward-looking statements are based on assumptions that the Company believes are reasonable, but are subject to a wide range of risks and uncertainties and, therefore, there can be no assurance that actual results may not differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, differences in anticipated and actual product and service introduction dates, the ultimate success of those products in the market place, the continued acceptance and growth of current products and services, the impact of competitive products and services, the availability of sufficient quantities of suitable donated tissue and the success of cost control and margin improvement efforts which factors are detailed from time to time in the Company's periodic reports (including the Annual Report on Form 10-K for the year ended December 31, 2002) filed with the Securities and Exchange Commission.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2003

                                                   OSTEOTECH, INC.
                                       -----------------------------------------
                                                    (Registrant)


                                       By: /s/ MICHAEL J. JEFFRIES
                                          --------------------------------------
                                           Michael J. Jeffries
                                           Executive Vice President,
                                           Chief Financial Officer
                                           (Principal Financial Officer
                                           and Principal Accounting Officer)